UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          August 22, 2011

SOUND KITCHEN ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-170016	90-0599877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7076 Spyglass Avenue, Parkland, FL	33076
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	954-599-3672

End Fuel Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

As of August 26, 2011, SOUND KITCHEN ENTERTAINMENT GROUP, INC. (the “Company”) issued 24,300,000 restricted shares of its common stock in payment of liabilities and consulting fees for a price of $0.025 per common share, or an aggregate of $607,500 as follows:

1)   The following are the common shares issued for consulting fees:

Name	Relationship to Company	Amount of Shares Issued	Description

Alfred Fernandez	Former President and Sole Director, currently Chief Financial Officer and Director	500,000	Consulting fees
Stephen Corn	Stockholder and Consultant	200,000	Consulting fees
Eric Jacobs	Stockholder and Consultant	800,000	Consulting fees
Steven Adelstein	Stockholder and Consultant	1,800,000	Consulting fees
Stuart Adelstein	Consultant	50,000	Consulting fees
Esther Adelstein	Consultant	350,000	Consulting fees
Russ Regan	President and Chairman of the Board of Directors	2,500,000	Consulting fees
Gala Enterprises, Ltd	Consultant	2,500,000	Consulting fees
Phillip Johnston	Consultant	2,500,000	Consulting fees
Blue Horshoe Trust	Consultant	2,500,000	Consulting fees
John Stewart	Consultant	500,000	Consulting fees
Ira Blonder	Consultant	500,000	Consulting fees

Total		14,700,000

All 14,700,000 common shares were not registered under the Securities Act of 1933, as amended: under exemption contained in Section 4(2) of the Securities Act of 1933 and the shares issued bare a restrictive legend.

2)   The following are the common shares issued for payment of liabilities:

Name	Relationship to Company	Amount of Shares Issued	Description

Tammi Shnider	Note holder and Stockholder	6,500,000	Conversion of debt
Gus Guilbert, Jr.	Note holder, Stockholder and Consultant	50,000	Conversion of debt
Stuart Adelstein	Note holder, Stockholder and Consultant	1,500,000	Conversion of debt
B.J. Buntrock	Note holder	500,000	Conversion of debt
Dr. Harry Kloor	Note holder	300,000	Conversion of debt
Esther Adelstein	Note holder, Stockholder and Consultant	650,000	Conversion of debt
Ron Ishoy	Note holder	100,000	Conversion of debt

Total		9,600,000

All 9,600,000 common shares were not registered under the Securities Act of 1933, as amended: under exemption contained in Section 3(a)(9) of the Securities Act of 1933 and the shares issued bare a restrictive legend.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New officers and directors were elected as of August 26, 2011 as follows:

Name	Position	Other

Russ Regan	President and Chairman of the Board of Directors	Became officer and director on August 26, 2011
Alfred Fernandez	Chief Financial Officer, Secretary and Director	Was the former Chief Executive Officer prior to August 26, 2011

Background of New Director

Russ Regan, Chief Executive Officer and Chairman of the Board of Directors:

As of August 26, 2011, Mr. Regan (at 82 years old) was elected an officer and director of our company. For the past five (5) years, Mr. Regan has been, from February, 2007 to present, the Chief Executive Officer and Director of Clearvision International, Inc. (CVNI;OTC) and a consultant to various entities in the entertainment and recording areas. As the former president of both U&I Records and 20th Century Records, Mr. Regan has had many relationships with named artists and affiliations with other companies including, but not limited to, Gold River Productions, Inc, Seraph Security, Inc., Tymeless Music Group, Velocity Entertainment, Inc., eWorldEntertainment, Inc. and Crescent Financial Partners, Inc.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 22, 2011, End Fuel Corp. filed Amended and Restated Articles of Incorporation with the Secretary of State of Florida which:

•	changed the name of the corporation to Sound Kitchen Entertainment Group, Inc.,

•	increased the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares and fixed a par value of $0.001 per share,

•	authorized a class of 10,000,000 shares of blank check preferred stock, par value $0.001 per share, and

•

included indemnification provisions customary under Florida law, as well as election not to be governed by the provisions of the Florida Business Corporation Act governing affiliated transactions and an election to be governed by the provisions related to control share acquisitions.

These Amended and Restated Articles of Incorporation were approved by our Board of Directors and by the holders of a majority of our outstanding common stock on August 15, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

3.3        Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2011	Sound Kitchen Entertainment Group, Inc.

By: /s/ Alfred Fernandez
Alfred Fernandez, President